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                                                                    Exhibit 10.1




                              REINVESTMENT CONTRACT

      AGREEMENT dated as of ___________, 200 by and among WESTERN FINANCIAL BANK, a federally chartered savings association (including its successors and assigns, the "Bank"), WFS FINANCIAL AUTO LOANS 2, INC., a California corporation (including its successors and assigns, "WFAL 2"), and ______________________, not in its individual capacity but solely in its capacity as trustee (the "Indenture Trustee"), under the Indenture dated as of ___________, 200 (the "Indenture"), between the Trust and the Indenture Trustee.

                                 R E C I T A L S

      The WFS Financial 2003- Owner Trust (the "Trust"), created by the Trust Agreement dated as of ___________, 200 , as amended and restated as of ___________, 200 , by and between WFS Receivables Corporation 4 and Chase Manhattan Bank USA, N.A., has issued Auto Receivable Backed Notes consisting of $___________ % Class A-1 Notes (the "Class A-1 Notes"), $___________ % Class A-2
Notes (the "Class A-2 Notes"), $___________ % Class A-3 Notes (the "Class A-3 Notes"), $___________ % Class A-4 Notes (the "Class A-4 Notes"), $___________ %
Class B Notes (the "Class B Notes"), $___________ % Class C Notes (the "Class C Notes") and $___________ % Class D Notes (the "Class D Notes"; and together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes, the "Notes"). The Contracts will be transferred to the Trust and serviced by the Master Servicer pursuant to the Sale and Servicing Agreement, dated as of ___________, 200 (the "Sale and Servicing Agreement"), among the Trust, WFS Receivables Corporation 4 and WFS Financial Inc. (the "Master Servicer"). The Indenture Trustee as trustee under the Indenture desires to assure that the funds deposited in or credited to the Collection Account, the Note Distribution Account and the Certificate Distribution Account (collectively, the "Specified Accounts") from time to time are invested and applied in accordance with the Sale and Servicing Agreement, and that funds on deposit from time to time in the Spread Account are invested. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in
(i) the Sale and Servicing Agreement and (ii) the Indenture.
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                               A G R E E M E N T S

      The parties hereto agree as follows:

      Section 1. Investments by the Indenture Trustee. In accordance with, but subject to, Section 2, the Indenture Trustee shall invest pursuant to this Agreement with the Bank or WFAL 2 or both, as directed by the Master Servicer,
(i) all funds credited to the Specified Accounts, from time to time, on the Business Day on which such funds are so credited (such funds so invested being herein referred to as the "Specified Account Invested Funds"), and (ii) all funds credited to the Spread Account, from time to time, on the Business Day on which such funds are so credited (such funds so invested being herein referred to as the "Spread Account Invested Funds"); provided, however, this Agreement shall immediately cease to be an Eligible Investment and no additional amounts from the Specified Account or the Spread Account shall be invested hereunder if the Bank or WFAL2 fail to deliver any collateral required pursuant to the Master Security Agreement dated as of ___________, 200 by and among the Bank, WFAL2 and Deutsche Bank Trust Company Americas, as Secured Party thereunder. Each of the Indenture Trustee, WFAL 2 and the Bank agrees that the aggregate amount of funds that are permitted to be invested hereunder with WFAL 2 at any time that are Specified Account Invested Funds on any day shall not exceed twenty-five percent (25%) of the aggregate amount of Specified Account Invested Funds on such day. The Specified Account Invested Funds and the Spread Account Invested Funds are herein referred to collectively as the "Invested Funds."

      Section 2. Investment of Invested Funds. (a) The Master Servicer will deposit in the Collection Account upon receipt certain collections on the Contracts as described in Sections 4.01 and 5.02 of the Sale and Servicing Agreement and the Indenture Trustee will deposit in the Spread Account, the Note Distribution Account, and the Certificate Distribution Account amounts from time to time required to be deposited in such Accounts pursuant to Article Five of the Sale and Servicing Agreement. Subject to paragraphs (b) and (c) below, each of the Bank and WFAL 2, as the case may be, may invest the Invested Funds received by it in investments selected by it at its discretion (including, without limitation, in the case of the Bank, the use of such funds in its operations, or, in the case of WFAL 2, the use of such funds to purchase Contracts as permitted by its Articles) so long as this Agreement is an Eligible Investment. Except as specified in paragraphs (b) below, it shall not be necessary for the Bank or WFAL 2 to segregate the Invested Funds deposited with it hereunder. If on any date this Agreement shall cease to be an Eligible Investment or is terminated, then on such date and on each date thereafter funds in the Specified Accounts and Spread Account will not be delivered to and invested by the Bank and/or WFAL 2 but will instead be invested by the Indenture Trustee in Eligible Investments pursuant to the Sale and Servicing Agreement.

      (b) If on any date the Indenture Trustee, acting in its sole discretion, shall have notified the Bank and WFAL 2 that the Specified Account Invested Funds are to be held in a segregated trust account, then on such date (or, if such date is not a Business Day, the next succeeding Business Day) and on each day thereafter during the term of this Agreement all Specified Account Invested Funds shall be held in segregated trust


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accounts established by the Indenture Trustee as Eligible Accounts at Deutsche
Bank Trust Company Americas or at another depositary institution approved by the Indenture Trustee. All Invested Funds held in an account established pursuant to this paragraph shall be invested in Eligible Investments, except pursuant to paragraph (a) above, pursuant to instructions by the Bank or WFAL 2 in its discretion or, in the absence of such instructions by the Bank or WFAL 2, as the case may be, or if any Event of Default shall have occurred and is continuing, pursuant to instructions by the Indenture Trustee.

      (c) If on any date the Indenture Trustee, acting in its sole discretion, shall have notified the Bank and WFAL 2 in writing that the Spread Account Invested Funds are to be held in a segregated trust account, then on such date (or, if such date is not a Business Day, the next succeeding Business Day) and on each day thereafter during the term of this Agreement all Spread Account Invested Funds shall be held in a segregated trust account established by the Indenture Trustee as an Eligible Account at Deutsche Bank Trust Company Americas or at another depositary institution approved by the Indenture Trustee. All Invested Funds held in an account established pursuant to this paragraph shall be invested in Eligible Investments, except pursuant to paragraph (a) above, pursuant to instructions by the Master Servicer or, in the absence of such instructions, as otherwise provided in Section 5.06(d) of the Sale and Servicing Agreement.

      Section 3. Payments by the Bank and WFAL 2. Each of the Bank and WFAL 2 shall be obligated to make payments in accordance with this Section until this Agreement shall have terminated and all amounts owing by it under this Agreement shall have been paid by it in full. On the fifth Business Day prior to each Distribution Date, the Bank and/or WFAL 2, as the case may be, shall deposit, and each shall cause the other to deposit, its Proportionate Share (as defined below), if any, of the following amounts in the following accounts: (A) in the related Specified Accounts, the portion of the Specified Account Invested Funds allocable to such Specified Accounts with respect to such Distribution Date plus the amount, if any (the "Reinvestment Earnings"), by which the Interest Payment (as defined below) for such Distribution Date exceeds the sum of (i) the aggregate amount of interest collected on the Contracts (adjusted with respect to each Contract to 3.99 per annum (the fixed rate payable by the Issuer under the Interest Rate in respect of the Class D Notes) and exclusive of such collections that have been paid to the Master Servicer in reimbursement of a previous Advance) that is part of the Net Collections for such Distribution Date and (ii) the amount of the interest portion of the Advance for the related Collection Period (assuming for this purpose that an Advance was made in respect of each delinquent Contract); (B) in the Spread Account, the Spread Account Invested Funds; provided, however, that if Invested Funds are held in one or more segregated trust accounts at the Indenture Trustee or another depositary institution pursuant to paragraphs (b) or (c) of Section 2, then the Indenture Trustee shall, on the fifth Business Day prior to each Distribution Date, make or cause to be made the following respective deposits (as paragraphs (b) or (c) of Section 2 are then applicable, respectively): (A) in each Specified Account, the Specified Account Invested Funds with respect to such Specified Account and such Distribution Date plus the net reinvestment income, if any, thereon, (B) in the Spread Account, the Spread Account Invested Funds plus the net reinvestment income, if any, thereon; provided, further, that solely for purposes of this Agreement the Interest Payment for the first Distribution Date shall be


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calculated as interest for the period from ___________, 200 to and including
___________, 200 .

      "Interest Payment" means, with respect to any Distribution Date, an amount equal to the sum of (i) interest at the Class A-1 Rate on the outstanding principal balance of the Class A-1 Notes as of the immediately preceding Distribution Date (or in the case of the first Distribution Date from, and including, the Closing Date), (ii) interest at the Class A-2 Rate on the outstanding principal balance of Class A-2 Notes as of the immediately preceding Distribution Date (or in the case of the first Distribution Date from, and including, the Closing Date), (iii) interest at the Class A-3 Rate on the outstanding principal balance of Class A-3 Notes as of the immediately preceding Distribution Date (or in the case of the first Distribution Date from, and including, the Closing Date), (iv) interest at the Class A-4 Rate on the outstanding principal balance of Class A-4 Notes as of the immediately preceding Distribution Date (or in the case of the first Distribution Date from, and including, the Closing Date), (v) interest at the Class B Rate on the outstanding principal balance of the Class B Notes as of the immediately preceding Distribution Date (or in the case of the first Distribution Date from, and including, the Closing Date), (vi) interest at the Class C Rate on the outstanding principal balance of the Class C Notes as of the immediately preceding Distribution Date (or in the case of the first Distribution Date from, and including, the Closing Date) and (vii) interest at the Class D Rate on the outstanding principal balance of the Class D Notes as of the immediately preceding Distribution Date (or in the case of the first Distribution Date from, and including, the Closing Date).

      "Proportionate Share" means, with respect to the Specified Account Invested Funds, the Spread Account Invested Funds and with respect to the Bank or WFAL 2, as applicable, the amount of Specified Account Invested Funds or Spread Account Invested Funds invested hereunder, either with the Bank or WFAL 2, as applicable, divided by the total amount of the Specified Account Invested Funds and the Spread Account Invested Funds invested or deposited hereunder as of the fifth Business Day before a Distribution Date.

      Section 4. Timing of Payments. On the fifth Business Day immediately prior to each Distribution Date (each, a "RIC Maturity Date"), the investment pursuant to this Agreement of Specified Account Invested Funds with respect to such Distribution Date and of all Spread Account Invested Funds shall mature and be due and payable.

      Section 5. Manner of Payments. Deposits into any Specified Account and the Spread Account by the Bank and WFAL 2 in accordance with this Agreement shall be made in immediately available funds to such Specified Account under advice to the Indenture Trustee at its address set forth in Section 8.

      Section 6. Term of Agreement. This Agreement shall terminate on the first date on which (i) all of the Notes shall have been paid in full as provided in the Sale and Servicing Agreement, (ii) each of the Bank and WFAL 2 shall have paid the aggregate amount of all Specified Account Invested Funds and Spread Account Invested Funds hereunder to the Indenture Trustee (a "Full Repayment"), and (iii) each of the Bank and


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WFAL 2 shall have paid all other remaining amounts owing by either hereunder
("Remaining Payments"). This Agreement may be terminated by the Bank and WFAL 2, with the prior written consent of the Indenture Trustee, on any date following receipt by the Bank and WFAL 2 of a notice from the Indenture Trustee pursuant to paragraph (b) or (c) of Section 2 hereof; provided that such termination by the Bank and WFAL 2 may occur on any RIC Maturity Date without such consent if
(i) each of the Bank and WFAL 2 shall have made all of the payments referred to in clauses (ii) and (iii) of the immediately preceding sentence, and (ii) each of the Bank and WFAL 2 shall have paid the amount of the Proportionate Share of Reinvestment Earnings and net reinvestment income accrued under Section 3 but not otherwise owing on such RIC Maturity Date. If on any date this Agreement shall cease to be an Eligible Investment, then (A) on such date and on each date thereafter funds in the Specified Accounts and in the Spread Account will be invested in the manner specified in the last sentence of Section 2(a), (B) on the next succeeding RIC Maturity Date, the Bank and WFAL 2 shall make all of the payments referred to in clause (ii) of the second preceding sentence (other than Specified Account Invested Funds, if any, relating to the second Distribution Date immediately following such RIC Maturity Date) and clause (iii) of the second preceding sentence, and (C) on the RIC Maturity Date next succeeding the RIC Maturity Date referred to in clause (B) of this sentence, the Bank and WFAL 2 shall pay the aggregate amount of any remaining Specified Account Invested Funds hereunder to the Indenture Trustee and shall pay all remaining amounts owing by the Bank or WFAL 2 hereunder, including its Proportionate Share of the Reinvestment Earnings and net reinvestment income accrued under Section 3 for the period ending on such date, to the Indenture Trustee, in the manner specified in Section 5, and upon the making of all such payments pursuant to clauses (B) and (C) of this sentence this Agreement shall terminate.

      Section 7. Representations. (a) Each of the Bank and WFAL 2 hereby makes the following representations and warranties as to itself, on and as of the date hereof:

            (i) The Bank and WFAL 2 represent and warrant, that this Agreement has been duly authorized, executed and delivered and constitutes a valid and binding agreement of the Bank or WFAL 2, enforceable in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership or other similar laws affecting the enforcement of creditors' rights generally, (B) general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law and (C) in the case of the Bank, limitations applicable to federal savings associations under applicable Federal law; and that neither the execution and delivery of this Agreement nor the performance of the obligations of the Bank or WFAL 2 under this Agreement will contravene any federal or state law or any order, decree, license, permit or the like which is applicable to the Bank or WFAL 2 or to which the Bank or WFAL 2 is a party or by which the Bank or WFAL 2 is bound.


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            (ii)  Each of the Bank and WFAL 2 are corporations duly organized, validly existing and in good standing under the laws of the place of their organization, with full right, power and authority to own its properties and to conduct its business as presently conducted; each has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement

            (iii) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, the articles of incorporation or by-laws of the Bank or WFAL 2, or any indenture, agreement, or other instrument to which the Bank or WFAL 2 is a party or by which it is bound; result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; or violate any law or any order, rule, or regulation applicable to the Bank or WFAL 2 of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Bank or WFAL 2 or its properties.

            (iv) No consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by the Bank or WFAL 2 of this Agreement, except such as have been obtained and are in full force and effect.

            (v) To the best knowledge of the Bank and WFAL 2, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Bank or WFAL 2 or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Bank or WFAL 2 of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) WFAL 2 is not a party to any agreement, contract, instrument or other document other than, and has no actual, contingent or other liabilities or obligations of any kind other than pursuant to, (A) this Agreement and (B) one or more promissory notes or other obligations of WFAL 2 issued in accordance with


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            the Sale and Assignment (Senior/Sub) dated as of February 1, 2003 by and between WFS Financial Inc. and WFAL 2.

      (b) The Indenture Trustee, solely in its capacity as trustee under the Indenture and not in its individual capacity, represents and warrants, that this Agreement has been duly authorized, executed and delivered and constitutes a valid and binding agreement and that neither the execution and delivery of this Agreement by it nor the performance of its obligations under this Agreement will contravene any federal or state law or any order, decree, license, permit or the like which is applicable to it or to which it is a party or by which it is bound.

      Section 8. Limitation of Liability of the Indenture Trustee. In no event shall the Indenture Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

      Section 9. Limitation of Liability of Indenture Trustee: Force Majeure. In no event shall the Indenture Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

      Section 10. Notices. All notices and other communications given pursuant to this Agreement shall be communicated to the addresses listed below, or to such other address or to the attention of such other person as such party shall have designated for such purpose in a written notice to the other:

            If to the Indenture
               Trustee:

            If to the Bank:           Western Financial Bank
                                      16485 Laguna Canyon Road
                                      Irvine, California  92618
                                      Attention:    Guy DuBose, Esq.
                                                    General Counsel

            If to WFAL 2:             WFS Financial Auto Loans 2, Inc.
                                      444 E. Warm Springs Road #116
                                      Las Vegas, Nevada 89119
                                      Attention:    Guy DuBose, Esq.
                                                    General Counsel


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      Section 11. Terms. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement or, if not otherwise defined in the Sale and Servicing Agreement, in the Indenture, as applicable.

      Section 12. Amendments. This Agreement may not be amended except pursuant to an instrument signed by each party hereto.

      Section 13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns; provided that neither the Bank nor WFAL 2 may assign all or any part of this Agreement without the prior written consent of the Indenture Trustee.

      Section 14. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT THAT THE DUTIES OF THE INDENTURE TRUSTEE, AS TRUSTEE UNDER THE INDENTURE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      Section 15. Rating Agency Condition. This Agreement shall become operative only if investments made pursuant to this Agreement will not result in a Rating Event (as defined in the Indenture) and only upon the satisfaction of the Rating Agency Condition (as defined in the Indenture).

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the day and year first written above.

                                 WESTERN FINANCIAL BANK


                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                 WFS FINANCIAL AUTO LOANS 2, INC.


                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  --------------------------------------------,
                                  not in its individual capacity
                                  but solely as Indenture Trustee under
                                  the Indenture

                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:


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